Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports February Sales

 Announces Participation at Bank of America Merrill Lynch 2011 Consumer Conference

HOUSTON, TX, March 3, 2011 - Stage Stores, Inc. (NYSE: SSI) today reported that its total sales for the four week February period ended February 26, 2011 decreased 5.1% to $94 million from $99 million in the prior year four week period ended February 27, 2010.  Comparable store sales decreased 7.2%.

Andy Hall, President and Chief Executive Officer, commented, “We were pleased with the way the business performed in the second half of the month, with comparable store sales up approximately 10%.  Unfortunately, this was not enough to offset the weakness we experienced in the first half of February, as a result of extreme weather conditions in the center of the country, most notably Texas, Oklahoma, Arkansas and Missouri, which represent close to 51% of our comparable store sales base.”

Mr. Hall concluded, “Our inventories are well managed and our underlying fundamental traffic trends remain solid.  As a result, we are projecting a 1% to 3% increase in comparable store sales for the first quarter, and will provide additional guidance for the quarter and fiscal year in our fourth quarter 2010 earnings release next Tuesday.”

Store Activity
There were no store openings during February, while one store was closed as a result of the store’s roof collapsing, due to excessive weight from accumulated snow, and another store was closed due to smoke damage from a fire in a neighboring store.  The Company expects to open seven new stores in March and nine new stores in April, all of which will be opened under the Goody’s name.

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Stage Stores Reports
February Sales
Page – 2

Bank of America Merrill Lynch 2011 Consumer Conference
The Company also announced today that it will make a presentation at the Bank of America Merrill Lynch 2011 Consumer Conference on Thursday, March 10, 2011, at 10:30 a.m. Eastern Time.  The conference is being held at The New York Palace Hotel in New York City.  A live webcast of the presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestoresinc.com and then click on Investor Relations, then Webcasts, and then the webcast link.  A replay of the presentation will be available online for approximately 30 days.  The PowerPoint presentation that management will be using at the conference will be available for viewing on the Company’s web site.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 784 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s outlook for comparable store sales for the first quarter of the 2011 fiscal year.  Forward-looking statements also include comments regarding the number of new stores the Company plans to open in March and April.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2010, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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